UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2004

(Date of earliest event reported)

SBC COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8610	43-1301883
(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

(210) 821-4105

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

On August 18, 2004, SBC Communications Inc. (the “Company”) closed its sale of $750,000,000 principal amount of its 5.625% Global Notes due June 15, 2016 (the “2016 Notes”) and $750,000,000 principal amount of its 6.450% Global Notes due June 15, 2034 (the “2034 Notes” and, together with the 2016 Notes, the “Notes”) pursuant to an Underwriting Agreement dated August 11, 2004 (the “Underwriting Agreement”), among the Company and Banc of America Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between the Company and The Bank of New York, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to two Registration Statements on Form S-3 (Nos. 333-36926 and 333-105774) previously filed with the Securities and Exchange Commission under the Act. Copies of the Underwriting Agreement and the forms of Global Notes are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 11, 2004

4.1	Form of $500,000,000 principal amount of the 2016 Note

4.2	Form of $250,000,000 principal amount of the 2016 Note

4.3	Form of $500,000,000 principal amount of the 2034 Note

4.4	Form of $250,000,000 principal amount of the 2034 Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC COMMUNICATIONS INC.

Date: August 18, 2004	By:	/s/ Charles P. Allen
Charles P. Allen Assistant Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 11, 2004

4.1	Form of $500,000,000 principal amount of the 2016 Note

4.2	Form of $250,000,000 principal amount of the 2016 Note

4.3	Form of $500,000,000 principal amount of the 2034 Note

4.4	Form of $250,000,000 principal amount of the 2034 Note

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